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                                                                   EXHIBIT 10.15

Lyondell Chemical Company

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STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

As Adopted Effective February 3, 2000
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                            LYONDELL CHEMICAL COMPANY
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.   Purpose.
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     The Stock Option Plan for Non-Employee Directors of Lyondell Chemical
     Company (the "Plan") is intended to provide non-employee directors of Lyondell Chemical Company (the "Company") with an increased proprietary interest in the Company's success and progress by granting them options to acquire shares of the Company's Common Stock ("Common Stock") in accordance with the terms and conditions set forth below. The Plan is intended to increase the alignment of non-employee directors with the Company's shareholders.

2.   Administration.
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     The Plan is to be administered by the Board of Directors of the Company
     (the "Board"). The Directors Benefit Committee shall have all necessary authority and discretion to interpret any provision of this Plan or to determine any question regarding grants of options under this Plan. Any determination or interpretations of the Directors Benefits Committee shall be final, conclusive and binding on all persons.

3.   Eligibility.
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     All current or subsequently elected members of the Board who at the time such service began were not, and for the preceding ten years had not been, executive officers or employees of the Company or any of its subsidiaries ("Eligible Directors") shall be eligible to participate in the Plan.

4.   Grants.
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     The Board shall have full discretion to grant Options to individuals who are Eligible Directors at the time the Option is granted. In exercising such discretion, the Board shall obtain the advice of the Corporate Governance Committee of the Board. The Board may, in its discretion, provide for the extension of the exercisability of an Option, accelerate the vesting or exercisability of an Option, eliminate or make less restrictive any restrictions contained in an Award Agreement, waive any restriction or other provision of this Plan or an Award Agreement or otherwise amend or modify an Option in any manner that is either (i) not adverse to the Eligible Director holding the Option or (ii) consented to by such Eligible Director. The grant of options to acquire Common Stock awarded to non-employee directors of the Company at the meeting of the Board on February 3, 2000 shall be included in this Plan for administration purposes.

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5.   Terms and Conditions of Options.
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          (a) Award Agreement. Each Option granted hereunder shall be described
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     in an Award Agreement, which shall be subject to the terms and conditions of the Plan and shall be signed by the Eligible Director and by the appropriate officer for and on behalf of the Company.

          (b) General Terms. Options granted hereunder shall be nonqualified
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     options within the meaning of Section 83 of the Internal Revenue Code of
     1986, as amended (the "Code"). The Option shall contain such terms and conditions as may be approved by the Board. Notwithstanding the foregoing, however, the exercise price of an Option shall not be less than the "Fair Market Value" (as hereinafter defined) of a share of Common Stock on the date of grant of the Option, and shall not be less than the Fair Market Value of a share of Common Stock on the date of grant of any outstanding Option that is relinquished in connection with the grant of a new Option. For purposes of this Plan, the term "Fair Market Value" shall have the meaning given such term under the Company's 1999 Long-Term Incentive Plan.

          (c) Termination of Service. Upon the Eligible Director's termination
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     of service as a member of the Board, any unexercised Options shall be treated as provided in the specific Award Agreement evidencing the Option. Unless otherwise specifically provided in the Award Agreement, each Option granted pursuant to this Plan shall immediately terminate to the extent the Option is not vested (or does not become vested as a result of such termination of service as a member of the Board) on the date the Eligible Director terminates service as a member of the Board.

          (d) Disability or Retirement. Notwithstanding the provisions of
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     subsection 5(c), if an Eligible Director ceases to be a member of the Board by reason of death, Disability or Retirement, the Options granted to such Eligible Director shall become immediately vested and exercisable.

          For purposes of this section, the following definitions apply:

          (i) "Disability" shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code.

          (ii) "Retirement" shall mean ceasing to be a director of the Company
          (i) on or after age 72 or (ii) at any time prior to age 72 with the consent of a majority of the members of the Board other than the Eligible Director.

6.   Stock Option Exercise.
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     The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Board, by means of tendering Common Stock or surrendering Restricted Stock awarded under the Restricted Stock Plan for Non-Employee Directors, valued at Fair Market Value on the date of

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     exercise, or any combination thereof. The Board shall determine acceptable methods for tendering Common Stock or Restricted Stock to exercise an Option as it deems appropriate. The Board may provide for procedures to permit the exercise of an Option by use of the proceeds to be received from the sale of Common Stock issuable pursuant to the exercise of the Option. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Board.

7.   Shares Available Under the Plan
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     The Common Stock to be delivered upon exercise of an Option shall be limited to treasury shares.

     Any shares of Common Stock that are subject to Options under this plan that are terminated, forfeited or surrendered or which expire unexercised will again be available for option awards under this Plan.

8.   Adjustments.
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          (a) The existence of outstanding Options shall not affect in any manner the right or power of the Company to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or other obligations, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other Company act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Board, in its sole discretion, deems appropriate, the (i) the number of shares of Common Stock covered by outstanding Options; and (ii) the Exercise Price in respect of such Options shall be adjusted as appropriate.

          (c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation (such event hereinafter referred to as a "Transaction"), the Board shall be authorized
     (i) to issue or assume Options by means of substitution of new Options, as appropriate, for previously issued Options or to assume previously issued Options as part of such adjustment, (ii) to make provision, prior to the Transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Options or (iii) in the event of a Transaction of which the Company is not

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     the surviving corporation, to (A) cancel Options and give the Eligible
     Director an opportunity to exercise for 30 days prior to such cancellation or (B) settle an Option by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of the Transaction and the exercise price of the Option, multiplied by the number of shares subject to the Option.

9.   Assignability.
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     Except as otherwise provided herein, no Option granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by an Eligible Director other than by will or the laws of descent and distribution, and during the lifetime of an Eligible Director, any Option shall be exercisable only by him, or, in the case of an Eligible Director who is mentally incapacitated, the Option shall be exercisable by his guardian or legal representative. The Board may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section shall be null and void. Upon the Eligible Director's death, the personal representative or other person entitled to succeed to the rights of the Eligible Director (the "Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to exercise the Option under the Eligible Director's will or under the applicable laws of descent and distribution.

     Subject to approval by the Board in its sole discretion, all or a portion of the Option granted to an Eligible Director under the Plan may be transferable by the Eligible Director, to the extent and only to the extent specified in such approval, to (i) the children or grandchildren of the Eligible Director ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members ("Immediate Family Member Trusts"), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety-nine percent (99%) of the equity, profit and loss interests ("Immediate Family Member Partnerships"); provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Eligible Director or a person to whom the original Eligible Director could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Board, in the form and manner prescribed by the Board. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term "Eligible Director" shall be deemed to refer to the transferee. The consequences of termination of service as a director shall continue to be applied with respect to the original Eligible Director, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

10.  Termination or Amendment of the Plan.
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     The Board may at any time terminate the Plan and may from time to time alter or amend the

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     Plan or any part hereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement) without shareholder approval, unless otherwise required by law or by the rules of the Securities and Exchange Commission or New York Stock Exchange. No termination or amendment of the Plan may, without the consent of an Eligible Director, impair the rights of such director with respect to Options previously granted under the Plan.

11.  Miscellaneous.
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     (a)  Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for re-election by the Company's shareholders.

     (b) The Company shall have the right to require, prior to the issuance or delivery of any Common Stock upon exercise of an Option, payment by an Eligible Director of any taxes required by law with respect to the issuance or delivery of such shares.

12.  Governing Law.
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     The Plan shall be construed according to the law of the State of Texas to the extent federal law does not supersede and preempt state law.

13.  Effective Date.
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     The Plan was originally effective as of February 1, 2000.

     IN WITNESS WHEREOF, LYONDELL CHEMICAL COMPANY, acting by and through its duly authorized officer, has caused this Instrument to be executed on ___________, 2000.

ATTEST:                                     LYONDELL CHEMICAL COMPANY


By:                                         By:
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      Assistant Secretary                         Secretary

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